EXHIBIT 5.1

[LETTERHEAD OF KAVINOKY COOK LLP]

December 21, 2006

Silver Reserve Corp.
1226 Whaite Oaks Blvd., Suite 10A
Oakville, ON L6H 2B9

Gentlemen:

We have acted as counsel to Silver Reserve Corp., a Delaware corporation (the “Company).

The opinions set forth in this letter, whether or not qualified by the phrase “to our knowledge,” are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

A.	The following certificates and organizational documents of the Company:

1.	Certificate of Incorporation of the Company dated June 3, 1999, with filing stamp of the Delaware Secretary of State dated June 3, 1999, under the name “54836 Corp.”;

2.
A Certificate of Amendment of the Certificate of Incorporation of the Company dated May 2, 2002, filed with the Delaware Secretary of State on May 3, 2000, which changed the capitalization of the Company;

3.	A Certificate for Renewal and Revival of Charter dated June 2, 2002, filed on June 3, 2002 with the Delaware Secretary of State;

4.	A Certificate for Renewal and Revival of Charter dated April 11, 2006 and filed with the Delaware Secretary of State on April 11, 2006;

5.
A Certificate of Amendment of the Certificate of Incorporation of the Company dated April 11, 2006, filed with the Delaware Secretary of State on April 11, 2006, which changed the capitalization of the Company;

6.	The reconstituted Minute Book of the Company;

7.	A Certificate of J. Paul Hines dated May 1, 2006 as to the accuracy of the Minute Book of the Company;

8.	By-Laws of the Company adopted as of June 5, 1999; and

9.	The Certificate of the Secretary of State of Delaware dated May 1, 2006, certifying that the Company is a corporation in good standing.

B.    An officer’s certificate of the Secretary of the Company (the “Officer’s Certificate”) attached hereto as Exhibit A.

C.    Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraphs A and B above (such items being the “Reviewed Documents”).

Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents, and (e) the accuracy on the date of this letter of the Officer’s Certificate.

Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

1.    The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.

2.    The common shares of the Company covered by the Registration Statement of the Company, to which this letter is an exhibit, have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

Very truly yours,

KAVINOKY COOK LLP

By:  /s/Jonathan H. Gardner

Jonathan H. Gardner
For the Firm

Exhibit A

OFFICER'S CERTIFICATE

I, Stafford Kelley, do hereby certify that I am the duly elected, qualified and acting Secretary of Silver Reserve Corp., a Delaware corporation (the “Company”). This Certificate is provided in connection with opinions (the "Opinions") to be rendered by Kavinoky Cook LLP. The information contained in this Certificate concerns the status of factual matters through the date of this Certificate. The statements made herein to Kavinoky Cook LLP are made with the understanding and intention that they will rely upon the information and representations contained in this Certificate in rendering the Opinions. The undersigned hereby certifies to Kavinoky Cook LLP as follows:

1.	The reconstituted Minute Book of the Company reviewed by Kavinoky Cook LLP is accurate and complete.

IN WITNESS WHEREOF, the undersigned has executed this certificate and caused it to be delivered this 20th day of December, 2006.

/s/ Stafford Kelley

Stafford Kelley, Secretary